Exhibit 10.3

[Macquarie Letterhead]

May 22, 2009

Jane Labouliere	Macquarie Capital (USA) Inc.
Vice President	Macquarie Equipment Leasing Fund, LLC
Wells Fargo Bank, National Association	225 Franklin St., 17th Floor
10 Orms Street, Suite 325	Boston, MA 02110
Providence, RI 02904

Re: Escrow Agreement

Dear Ms. Labouliere and Others:

We refer to the Escrow Agreement between Wells Fargo Bank, National Association (“Wells Fargo”), Macquarie Asset Management Inc. (“MAMI”), Macquarie Capital (USA) Inc. and Macquarie Equipment Leasing Fund, LLC dated February 2, 2009, as amended by letter agreement dated March 30, 2009 (the “Agreement”).

You are requested to sign and return a copy of this letter to MAMI. By doing so, you will be evidencing your acceptance of the following amendment to the Agreement, effective as of the date of this letter. Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

On or before the commencement of the offering, the Manager shall establish an escrow account with the Escrow Agent (the “Escrow Account”). Until such time that the Manager receives and accepts subscriptions for the Minimum Offering, MCUSA, the Selling Dealers, the Manager and the Fund shall deposit the Subscription Funds with the Escrow Agent no later than noon of the next business day after receipt, unless the subscription agreement and Subscription Funds are first forwarded to another of the receiving party’s offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such subscription agreement and Subscription Funds to the Escrow Agent no later than noon of the next business day after its receipt thereof. The Subscription Funds shall be accompanied by a schedule listing (a) the name, address, tax identification number and such other information as the Escrow Agent may require and (b) the number of Shares purchased by each Subscriber and the amount of Subscription Funds being deposited with the Escrow Agent for each Subscriber (the “Schedule of Subscribers”). The Schedule of Subscribers shall indicate whether the consideration received from each Subscriber was in the form of a check, draft or money order. Payment for each subscription for Shares shall be made to “Wells Fargo Bank as Escrow Agent for Macquarie Equipment Leasing Fund, LLC.”

Yours sincerely,

Macquarie Asset Management Inc.

Duncan Edghill Director, Macquarie Asset Management Inc. Date: May 22, 2009

ACCEPTED:

Macquarie Equipment Leasing Fund, LLC

Duncan Edghill Director, Macquarie Asset Management Inc. Date: May 22, 2009

Macquarie Capital (USA) Inc.

Tom O’Neill Senior Vice President Date: May 22, 2009

Wells Fargo Bank, National Association

Jane E. Labouliere Vice President Date: May 22, 2009